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                                                            EXHIBIT 11


                           MARK IV INDUSTRIES, INC.
       STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (UNAUDITED)
           For the Three Month Periods Ended May 31, 1994 and 1993
                (Amounts in thousands, except per share data)


                                                 1994            1993
                                                 ----            ----
PRIMARY

Shares outstanding:

  Weighted average number of
   shares outstanding                            42,725          42,236

  Net effect of dilutive stock
   options (1)                                      268             337
                                               --------        --------

    Total                                        42,993          42,573
                                               ========        ========

Income from continuing operations              $ 17,100        $ 13,600
                                               ========        ========

Income per share from continuing
  operations (2)                               $    .40        $    .32
                                               ========        ========

Extraordinary items                            $   -           $(21,700)
                                               ========        ========

Loss per share from extraordinary items (2)    $   -           $   (.51)
                                               ========        ========

Cumulative effect of a change in
 accounting principle                          $   -           $(26,000)
                                               ========        ========

Loss per share from the cumulative
 effect of a change in accounting
 principle (2)                                 $   -           $   (.61)
                                               ========        ========

Net income (loss)                              $ 17,100        $(34,100)
                                               ========        ========

Net income (loss) per share (2)                $    .40        $   (.80)
                                               ========        ========


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                                                 1994            1993
                                                 ----            ----

FULLY-DILUTED

Shares outstanding:
  Weighted average number of
   shares outstanding                            42,725          42,236

 Shares issuable upon conversion of
  the Company's 6-1/4% Convertible
  Subordinated Debentures                         7,944           7,952

 Net effect of dilutive stock
   options (1)                                      270             364
                                               --------        --------

    Total                                        50,939          50,552
                                               ========        ========

Income from continuing operations              $ 17,100        $ 13,600

Interest on Convertible Subordinated
 Debentures, less tax effect                      1,100           1,200
                                               --------        --------

Income from continuing operations
 applicable to fully-diluted shares            $ 18,200        $ 14,800
                                               ========        ========

Income per share from continuing
  operations                                   $    .36        $    .29
                                               ========        ========

Extraordinary items                            $   -           $(21,700)
                                               ========        ========

Loss per share from extraordinary items        $   -           $   (.43)
                                               ========        ========

Cumulative effect of a change in
 accounting principle                          $   -           $(26,000)
                                               ========        ========

Loss per share from the cumulative
 effect of a change in accounting principle    $   -           $   (.51)
                                               ========        ========

Net income (loss)                              $ 18,200        $(32,900)
                                               ========        ========

Net income (loss) per share                    $    .36        $   (.65)
                                               ========        ========

- ------------------------------------
(1) The net effects for the three month periods ended May 31, 1994 and 1993 are based upon the treasury stock method using the average market price during the periods for the primary amounts, and the higher of the average market price or the market price at the end of the period for the fully-diluted amounts.

(2) Primary earnings per share have been reported in the Company's financial statements based only upon the shares of common stock outstanding, since the dilutive effect of the stock options is not considered to be material.